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                                                                    EXHIBIT 10.9

                            VASTAR RESOURCES, INC.
                              THIRD AMENDMENT TO
                      SPECIAL TERMINATION ALLOWANCE PLAN

          Pursuant to the power of amendment reserved therein, Vastar Resources, Inc. Special Termination Allowance Plan (the "Plan") is hereby amended as follows:

          1.  Paragraph 3.1 is amended to delete the last sentence therein.

          2. Paragraph 3.18 is amended in its entirety, effective as of the Effective Time (as defined in Annex A to the Plan as amended hereby), to read as follows:

              "3.18 "Benefit Trigger Window" means the 24-month period commencing on the date immediately following the Effective Time and means the 24-month period commencing on the date that a Subsequent Change of Control occurs."

          3.  Paragraph 3 is amended to add new Paragraphs 3.29, 3.30, 3.31 and
3.32 which shall read as follows:

              "3.29 "Effective Time" shall be ascribed the meaning set forth for such term on Annex A attached hereto.

              3.30 "Merger" shall be ascribed the meaning set forth for such term on Annex A attached hereto.

              3.31 "Parent Company" shall be ascribed the meaning set forth for such term on Annex A attached hereto.

              3.32 "Subsequent Change of Control" shall be ascribed the meaning set forth for such term on Annex A attached hereto."

          4.  Paragraph 6.2 is amended to add "; or" at the end of subparagraph
(b)(ii) and to add a new subparagraph (b)(iii) which shall read as follows:

              "(iii) with respect to Tier 1 and 2 Employees of the Company, a demotion to a lesser job."

          5. Paragraph 6.3 is amended in its entirety and shall read as follows:

              "6.3 A Terminated Employee shall be entitled to the following cash payments, in lieu of any other benefit to which the Employee is entitled under this Plan (except for the benefit described in Paragraph 6.5 hereof):

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          (a)  Basic Allowance: The Terminated Employee shall receive a basic cash allowance equal to 1 1/2 weeks of Base Pay per year of service with a minimum of 6 weeks of Base Pay and a maximum of 36 weeks of Base Pay.

          (b)  Supplemental Allowance:

               (i) For Terminated Employees, other than Tier 1, 2 or 3 Employees of the Company, if the total of the Basic Allowance and the value of the retirement allowance to which the Employee is entitled, if any, as described in Paragraph 30.4 of the Vastar Resources, Inc. Retirement Plan (hereinafter referred to as the "5+5 Benefit Component") is less than the greater of (A) the Prior Benefit or (B) 1/2 of the Terminated Employee's Annual Compensation, the Terminated Employee shall also be entitled to a supplemental payment under this Plan so that the total of the Terminated Employee's Basic Allowance plus the value of the 5+5 Benefit Component plus the supplemental payment equals the greater of (A) the Prior Benefit or (B) 1/2 of the Terminated Employee's Annual Compensation; and

               (ii) For Terminated Employees who are Tier 1, 2 or 3 Employees of the Company, if the Basic Allowance and the value of the 5+5 Benefit Component is less than 3 times the Terminated Employee's Annual Compensation (for Tier 1 Employees), 2 times the Terminated Employee's Annual Compensation (for Tier 2 Employees), or 1 times the Terminated Employee's Annual Compensation (or the Basic STAP if greater) (for Tier 3 Employees), respectively, the Terminated Employee shall also be entitled to a supplemental payment under this Plan so that the total of the Terminated Employee's Basic Allowance plus the value of the 5+5 Benefit Component plus the supplemental payment equals 3 times the Terminated Employee's Annual Compensation, 2 times the Terminated Employee's Annual Compensation or 1 times the Terminated Employee's Annual Compensation (or the Basic STAP if greater), as applicable.

          (c) "Annual Compensation": For purposes of subparagraph (b) above, "Annual Compensation" means the sum of a Terminated Employee's Base Pay plus either (i) as to Terminated Employees who participate in Vastar Resources, Inc. Annual Incentive Plan, the greatest of (x) the average of the awards, if any, granted under such plan during the consecutive 3 years ending prior to the date of the Change of Control, (y) the Terminated Employee's most recent award under such plan, or (z) the Terminated Employee's Target Award under such plan for the year in which his or her Termination of Employment occurs, or (ii) as to Terminated Employees who do not participate in Vastar Resources, Inc. Annual Incentive Plan, the Terminated Employee's target bonus under Vastar Resources, Inc. Variable Pay Plan, if any, for the then current year.

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          (d) "Prior Benefit":  For purposes of subparagraph (b) above, "Prior
Benefit" means a cash allowance equal to 3 weeks of Base Pay per year of service with a minimum of 12 weeks and a maximum of 72 weeks."

     6.  Paragraph 6.4 is deleted in its entirety.

     7. Paragraph 6.5 is amended to renumber the Paragraph as 6.4 and to eliminate the parenthetical "(excluding an ARCO Acquisition)".

     8. Paragraph 6.6 is amended to renumber the Paragraph as 6.5, to delete subparagraph (b), to renumber subparagraph (c) as subparagraph (b) and to replace subparagraph (a) with new subparagraph (a) which shall read as follows:

         "(a) If any employee is liable for the payment of any excise tax (the "Basic Excise Tax") because of Section 4999 of the Code, or any successor or similar provision relating to a Change of Control, with respect to any payments or benefits received or to be received from the Company or its affiliates, or any successor to the Company or its affiliates, upon a termination of employment during a Benefit Trigger Window, whether provided under this Plan or otherwise, the Company or any successor to the obligations of the Company will pay the employee an amount (the "Special Reimbursement") which, after payment by such employee (or on the employee's behalf) of any federal, state and local taxes applicable thereto, including, without limitation, any further excise tax under such Section 4999 of the Code, on, with respect to or resulting from the Special Reimbursement, equals the net amount of the Basic Excise Tax. The Special Reimbursement will be paid upon receipt by the employee of any payment or benefit that will result in the Basic Excise Tax."

     9. The references in the Plan, if any, to Paragraph 6.5 and 6.6 shall be changed to 6.4 and 6.5, respectively.

     10. Paragraph 8.4 is amended in its entirety and shall now read as follows:

         "8.4.  Authorized Officers

                Both the Chief Financial Officer and the Vice President, Human Resources of the Company whose duties with respect to this Plan are provided herein, will be those persons who have been employed in such positions by the Company since April 1, 1999. Any action required to be taken under this Plan by the Chief Financial Officer and the Vice President, Human Resources of the Company may be taken by either individual if the other position is vacant. If the positions of Chief Financial Officer and Vice President, Human Resources of the Company are both vacant, actions required to be taken under the Plan by such officers may only be taken by one of the officers of the Company set forth below (in the order stated) who was in such position on April 1, 1999:

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               (a)  Controller
               (b)  General Counsel
               (c)  Senior Vice President of Production
               (d)  Senior Vice President of Exploration
               (e)  Vice President of Business Development.

If none of such persons is in such position, the Special Plan Administrator shall take actions required to be taken under the Plan."

     11.  Paragraph 9.3 is amended to delete the second sentence therein.

     12.  Paragraph 9.4 is deleted in its entirety.

     13. Annex A is amended, with respect to the definition of "Change of Control" and the definition of "Outside Director", to replace the terms "Atlantic Richfield Company" and "ARCO" with the term "Parent Company". This amendment shall be construed consistently with the intent that the Merger, if it occurs, is a Change of Control.

     14. Annex A, with respect to the definition of "Change of Control," is amended, effective as of the Effective Time, to add "; or" at the end of Paragraph (6) and to add new Paragraph (7) which shall read as follows:

          "(7) A Subsequent Change of Control."

     15.  Annex A is amended to add the following definitions:

          ""Effective Time" means, with respect to the Merger, such time as the Certificate of Merger is duly filed with the Secretary of State of the State of Delaware or at such later time as is specified in the Certificate of Merger in accordance with the Delaware General Corporation Law.

          "Merger" shall mean the merger between Atlantic Richfield Company and Prairie Holdings, Inc., a subsidiary of BP Amoco p.l.c.

          "Parent Company" shall mean, until the Effective Time, Atlantic Richfield Company and, after Effective Time of the Merger, BP Amoco p.l.c. or any of its subsidiaries or affiliates and any of their respective successors.

          "Subsequent Change of Control" shall mean each Change of Control which occurs after the consummation of a transaction constituting a Change of Control.""

     16. The Plan is amended to replace (except in Paragraph 8.4 as amended herein) the term "General Counsel" with the term "Vice President, Human Resources."

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     17.  All current references in the Plan to other sections and subsections of the Plan shall be deemed to refer to the applicable section or subsection as renumbered herein. All amendments shall be effective as of July 21, 1999 unless otherwise noted.

     Executed as of the 12th day of August, 1999.

     ATTEST:                             VASTAR RESOURCES, INC.


     By:  /s/ Jonathan D. Edelfelt       By:  /s/ Jeffrey M. Bender
          ------------------------            -------------------------------
          Jonathan D. Edelfelt                Jeffrey M. Bender
          Associate Secretary                 Vice President, Human Resources



APPROVED as to form this 12th day
of August, 1999

WACHOVIA BANK, N.A.,


By:    /s/ Peter D. Quinn
      ----------------------
Name:  Peter D. Quinn
      ----------------------
Title: Senior Vice President
      ----------------------

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